Contact:	For Release:
Brad Cohen	March 29, 2012
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM PAYS DOWN $20 MILLION OF SENIOR DEBT AND REFINANCES REMAINING $49 MILLION ON IMPROVED TERMS

SAN JOSE, Calif., March 29, 2012 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today announced that it has paid down $20 million of its senior debt and refinanced the remaining $49 million as part of a new 5-year credit agreement with Wells Fargo Capital Finance, LLC. That agreement includes a $55 million revolving line of credit and a $20 million revolver sub-facility, with terms that give Quantum greater operational flexibility. In addition, the refinancing is expected to save the company approximately $2 million in annual interest expense and bank fees, beginning with fiscal year 2013 (starts April 1, 2012).

“This is an important milestone for Quantum, demonstrating how far we’ve come in strengthening our balance sheet over the past several years,” said Linda Breard, senior vice president and CFO of Quantum. “This progress also reflects the significant improvement we’ve made in growing our branded business and positioning the company as a key player in some of the most vibrant segments of storage – data deduplication, virtual machine and cloud-based data protection, and big data management. During the last six months, we’ve introduced new solutions in each of these market segments, incorporating industry-leading technologies that provide customers with better, more cost-effective options for meeting their IT and business needs.”

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Quantum Pays Down $20 Million of Senior Debt and Refinances Remaining $49 Million on Improved Terms
March 29, 2012, 1:05 p.m. PDT – Page 2

About Quantum

Quantum Corp. (NYSE:QTM) is a proven global expert in data protection and big data management that provides a unique combination of intelligent storage solutions and unmatched value for traditional, virtual and cloud environments. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to help cost effectively manage data growth and extract the full value from their digital assets. The company’s offerings include: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Quantum vmPRO™ solutions for protecting virtual machine data, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® big data management software and appliances for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, Scalar, StorNext and vmPRO are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, the statement that the refinancing is expected to save the company approximately $2 million in annual interest expense and bank fees is a forward-looking statement within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. These risks include operational difficulties, unexpected material deviation in product operation, the ability of competitors to introduce new solutions that compete more successfully with our solutions, unexpected changes in market conditions and unanticipated changes in customers’ needs or requirements, as well as the risks set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2012 and Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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